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                                                                   EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

WE consent to the use in this Registration Statement of Finantra Capital, Inc. on Form SB-2 of our report on the consolidated financial statements of Travelers Investment Corporation and subsidiaries for the years ended December 31, 1998 and 1997, dated February 10, 1999, appearing in the Prospectus which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte &  Touche LLP
---------------------------
    Deloitte &  Touche LLP



San Diego, California
January 4, 2000